EXHIBIT 99.1

Press Release www.shire.com

Results of the 2016 Annual General Meeting

April 28, 2016 – Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that, at its Annual General Meeting held at The Merrion Hotel, Upper Merrion Street, Dublin 2, Ireland at 11.30am today, all resolutions contained in the Notice of Meeting were decided by poll vote. The results of the poll are as follows:

Resolutions	For (including discretionary votes)%		Against	%	Votes cast as a % of relevant shares in issue	Withheld
Ordinary Resolutions
1. To receive the Company’s Annual Report and Accounts for the year ended December 31, 2015.	470,025,424	98.71%	6,142,245	1.29%	80.26%	291,113
2. To approve the Directors’ Remuneration Report.	235,249,661	50.55%	230,154,350	49.45%	78.45%	11,054,771
3. To re-elect Dominic Blakemore as a Director.	470,121,989	98.70%	6,207,408	1.30%	80.29%	129,385
4. To elect Olivier Bohuon as a Director.	466,427,485	97.92%	9,905,128	2.08%	80.29%	126,169
5. To re-elect William Burns as a Director.	470,549,161	98.79%	5,783,700	1.21%	80.29%	125,921
6. To re-elect Dr. Steven Gillis as a Director.	468,848,644	98.43%	7,483,905	1.57%	80.29%	126,233
7. To re-elect Dr. David Ginsburg as a Director.	474,415,296	99.60%	1,917,736	0.40%	80.29%	125,750
8. To re-elect Susan Kilsby as a Director.	463,855,077	97.38%	12,478,702	2.62%	80.29%	125,003
9. To elect Sara Mathew as a Director.	469,790,821	98.63%	6,542,652	1.37%	80.29%	125,309
10. To re-elect Anne Minto as a Director.	466,021,105	98.89%	5,252,483	1.11%	79.44%	5,185,194
11. To re-elect Dr. Flemming Ornskov as a Director.	474,415,807	99.60%	1,919,364	0.40%	80.29%	123,611
12. To elect Jeffrey Poulton as a Director.	470,866,225	98.85%	5,468,257	1.15%	80.29%	124,300
13. To re-appoint Deloitte LLP as the Company’s Auditor.	454,250,728	96.38%	17,054,940	3.62%	79.44%	5,153,114
14. To authorize the Audit, Compliance & Risk Committee to determine the remuneration of the Auditor.	462,464,490	97.53%	11,710,617	2.47%	79.93%	2,283,675
15. To authorize the allotment of shares.	440,997,344	92.79%	34,255,367	7.21%	80.11%	1,206,071

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Special Resolutions
16. To authorize the disapplication of pre-emption rights.	446,395,797	94.39%	26,542,021	5.61%	79.72%	3,520,964
17. To authorize purchases of own shares.	470,214,310	98.72%	6,115,636	1.28%	80.29%	128,836
18. To increase the authorized share capital.	465,305,718	97.69%	11,024,146	2.31%	80.29%	128,918
19. To adopt new Articles of Association.	451,403,800	97.16%	13,173,422	2.84%	78.31%	11,881,560
20. To approve the notice period for general meetings.	429,265,355	90.61%	44,462,801	9.39%	79.85%	2,730,626

The Board is pleased to have secured the support of our shareholders for all resolutions. We have engaged extensively with our major shareholders on the remuneration report and acknowledge the vote today. We remain firmly committed to a constructive and appropriate dialogue to fully understand shareholder views as we compete in a global market place.

As at the record date, April 26, 2016, the Company had 593,249,631 Ordinary Shares of 5 pence each in issue (excluding shares held in treasury). Shareholders are entitled to one vote per share. A vote “withheld” is not a vote in law and is not counted in the calculation of the proportion of votes validly cast.

In accordance with Listing Rule 9.6.2R copies of the relevant resolutions passed at the meeting have been submitted to the National Storage Mechanism and will be available for viewing shortly at: www.morningstar.co.uk/uk/nsm.

Oliver Strawbridge
Senior Assistant Company Secretary

For further information please contact:

Investor Relations
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com